UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2013

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 18, 2013, the Motors Liquidation Company GUC Trust (the “GUC Trust”), Green Hunt Wedlake, Inc., as trustee for General Motors Nova Scotia Finance Company (the “Nova Scotia Trustee”), General Motors LLC (“New GM”), and certain holders of notes (the “Nova Scotia Notes”) issued by General Motors Nova Scotia Finance Company (together with the GUC Trust, the Nova Scotia Trustee and New GM, the “Filing Parties”) jointly filed a statement (the “Statement”) with the Bankruptcy Court for the Southern District of New York with respect to the status of the ongoing litigation currently being pursued by the GUC Trust to disallow, equitably subordinate or reduce certain claims filed by or on behalf of the holders of Nova Scotia Notes and the Nova Scotia Trustee in the bankruptcy cases of Motors Liquidation Company and its affiliates (the “Nova Scotia Matter”).

The Statement provided notice that the Filing Parties, each of which has an interest in the Nova Scotia Matter, had entered into mediation with respect to the Nova Scotia Matter and that such mediation concluded without the Filing Parties reaching a settlement. A copy of the Statement is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished with this Form 8-K.

Exhibit No.	Description

99.1	Statement Filed by the Filing Parties with the Bankruptcy Court for the Southern District of New York

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2013

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	Statement Filed by the Filing Parties with the Bankruptcy Court for the Southern District of New York

4